Exhibit 21
                                                                     ----------


                 TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      LIST OF SUBSIDIARIES OF THE REGISTRANT

The following are current subsidiaries of the Registrant.

Subsidiary and Name Under Which Business is Done    Where Organized
- ------------------------------------------------    ---------------
Texas Instruments Deutschland G.m.b.H.              Germany
Texas Instruments France S.A.                       France
Texas Instruments Holland B.V.                      Netherlands
Texas Instruments Hong Kong Limited                 Hong Kong
Texas Instruments Italia S.p.A.                     Italy
Texas Instruments Japan Limited                     Japan
Texas Instruments Limited                           United Kingdom
Texas Instruments Malaysia Sdn. Bhd.                Malaysia
Texas Instruments (Philippines) Incorporated        Delaware
Texas Instruments Singapore (Pte) Limited           Singapore
Texas Instruments Taiwan Limited                    Taiwan
TI Information Engineering Limited                  United Kingdom


Note:   The names of other subsidiaries of the Registrant are not listed herein since the additional subsidiaries considered in the aggregate as a single subsidiary do not constitute a significant subsidiary as defined by Rule 1.02(v) of Regulation S-X.